UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2003
BANCTRUST FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Alabama	0-15423	63-0909434
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification Number)

100 St. Joseph Street, Mobile, Alabama	36602
(Address of principal executive offices)	(Zip Code)

(251) 431-7800
(Registrant's telephone number, including area code)

Item 5.	Other Events

On July 24, 2003, BancTrust Financial Group, Inc. and CommerceSouth, Inc. announced that CommerceSouth would merge with BancTrust pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated July 23, 2003. The Merger Agreement is filed as Exhibit 2.1 to this current report on Form 8-K. The joint press release of BancTrust and CommerceSouth announcing approval and execution of the Merger Agreement is filed as Exhibit 99.1 to this report. Exhibits 2.1 and 99.1 are incorporated herein by reference.

Item 7(c).	Exhibits

2.1 Agreement and Plan of Merger dated July 23, 2003 by and between BancTrust and CommerceSouth.

99.1 Press Release issued by the Registrant on July 24, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on it on its behalf by the undersigned, thereunto duly authorized.

BANCTRUST FINANCIAL GROUP, INC.
DATE: July 24, 2003	By:/s/F. Michael Johnson
F. Michael Johnson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger dated July 23, 2003 by and between BancTrust and CommerceSouth

99.1	Press Release issued by the Registrant on July 24, 2003.